UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 7, 2016

SeaSpine Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	001- 36905	47-3251758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5770 Armada Drive, Carlsbad, California		92008
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (760) 727-8399
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SeaSpine Holdings Corporation (the “Company”) held its annual meeting of stockholders on June 7, 2016 (the “Annual Meeting”). At the Annual Meeting, the Company's stockholders approved the Company’s Amended and Restated 2015 Incentive Award Plan (the “Restated Plan”). The Restated Plan authorizes the issuance of an aggregate of (1) 3,509,500 shares of the Company’s common stock and (2) the number of shares that may be issuable upon the exercise or vesting of Adjusted Awards (as defined in the Restated Plan).

The Restated Plan authorizes the grant of awards to employees and consultants of the Company and to the Company’s non-employee directors, as well as to any person who received an Adjusted Award. The Restated Plan authorizes the plan administrator to grant stock options, restricted stock, dividend equivalents, stock payments, restricted stock units, performance shares, other incentive awards, stock appreciation rights and cash awards. The Restated Plan also authorizes the plan administrator to grant performance awards payable in the form of the Company’s common stock or cash, including equity awards and incentive cash bonuses that may qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. In addition, the following annual limitations apply: (1) the maximum aggregate number of shares of common stock that may be subject to awards granted to any one participant during a calendar year is 500,000; and (2) the maximum aggregate amount of cash that may be paid to any one participant during any calendar year with respect to cash based awards is $2,500,000.
The Restated Plan also contains provisions with respect to payment of exercise or purchase prices, vesting and expiration of awards, adjustments and treatment of awards upon certain corporate transactions, transferability of awards and tax withholding requirements. The Restated Plan may be amended or terminated by the Company’s Board of Directors (the “Board”) at any time, subject to certain limitations requiring stockholder consent or the consent of the participant. No incentive stock options may be granted under the Restated Plan after January 26, 2026; however, the Restated Plan does not have a specified expiration date and will otherwise continue in effect until terminated by the Company.
The foregoing description of the Restated Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Restated Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

As part of its review of the Company’s corporate governance principles, the Board adopted an amended and restated U.S. Code of Business Conduct and Ethics (the “Code”), effective June 7, 2015. The Code is applicable to all Company employees, officers and directors. The Code, among other things, includes revised provisions on providing a safe, professional and harassment-free work environment, conflicts of interest, compliance with healthcare regulatory and other laws and regulations, ensuring patient safety and product quality and protection of company assets and proprietary information.

The foregoing description of the Code does not purport to be complete and is qualified in its entirety by reference to the complete text of the Code, which is filed as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference. The Code is also publicly available on the Company’s website at http://www.seaspine.com.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The final results of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1: Each of the three Class I nominees for the Board were elected to serve for a three-year term to expire at the Company’s 2019 annual meeting of stockholders by the votes set forth below.

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes

Keith Bradley, Ph.D.	7,009,680	—	517,533	1,966,890
Michael Fekete	6,817,993	—	709,220	1,966,890
John B. Henneman, III	6,878,046	—	649,167	1,966,890

Proposal 2: The stockholders approved the amendment and restatement of the Company’s 2015 Incentive Award Plan by the votes set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes

4,908,101	2,617,632	1,480	1,966,890

Proposal 3: The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 by the votes set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes

9,482,752	11,318	33	—

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index immediately following the signature page of this report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaSpine Holdings Corporation

By:	/s/ Patrick Keran
Name: Patrick Keran
Title: Vice President, General Counsel
Date: June 9, 2016

EXHIBIT INDEX

Exhibit		Incorporated by Reference
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
10.1	SeaSpine Holdings Corporation Amended and Restated 2015 Incentive Award Plan, as amended and restated as of March 30, 2016	Form S-8	333-211887	10.1	6/7/2016
14.1*	SeaSpine Holdings Corporation U.S. Code of Business Conduct and Ethics
*Filed herewith.